Exhibit 99.1

EVERCORE

EVERCORE REPORTS FIRST QUARTER 2014 RESULTS;

QUARTERLY DIVIDEND OF $0.25 PER SHARE

Highlights

•	First Quarter Financial Summary

•	U.S. GAAP Net Revenues of $149.1 million, down 2% and 32% compared to Q1 2013 and Q4 2013, respectively

•	U.S. GAAP Net Income from Continuing Operations of $13.4 million, up 44% and down 43% compared to Q1 2013 and Q4 2013, respectively, or $0.25 per share, up 47% and down 40% compared to Q1 2013 and Q4 2013, respectively

•	Adjusted Pro Forma Net Revenues of $149.0 million, down 3% and 31% compared to Q1 2013 and Q4 2013, respectively

•	Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $14.7 million, down 12% and 55% compared to Q1 2013 and Q4 2013, respectively, or $0.31 per share, down 14% and 56% compared to Q1 2013 and Q4 2013, respectively

•	Investment Banking

•	Continue to advise on many of the leading transactions in the marketplace, including:

•	Advising Sun Pharmaceutical Industries Ltd. on its $4 billion acquisition of Ranbaxy Laboratories

•	Advising Encana Corporation on the $1.8 billion sale of its Jonah Field in Wyoming to an affiliate of TPG Capital

•	Advising TravelClick on its $930 million sale to Thoma Bravo, LLC

•	Advising the Disinterested Directors of the Board of Chrysler Group LLC on the $3.7 billion purchase of 41.5% of the member interests by Fiat S.p.A

•	Advising Phoenix Group Holdings on the £390 million sale of Ignis Asset Management Ltd to Standard Life plc

•	Investment Management

•	Assets Under Management in consolidated businesses were $13.9 billion

•	Increasing ownership of the Wealth Management business to 61.5%

•	Repurchased 1.1 million shares during the quarter

•	Quarterly dividend of $0.25 per share

NEW YORK, April 23, 2014 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $149.1 million for the quarter ended March 31, 2014, compared to $152.6 million and $218.7 million for the quarters ended March 31, 2013 and December 31, 2013, respectively. U.S. GAAP Net Income from Continuing Operations for the first quarter was $13.4 million, or $0.25 per share, compared to $9.3 million, or $0.17 per share, a year ago and $23.4 million, or $0.42 per share, last quarter.

Adjusted Pro Forma Net Revenues were $149.0 million for the quarter ended March 31, 2014, compared with $152.9 million and $214.6 million for the quarters ended March 31, 2013 and December 31, 2013, respectively. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $14.7 million, or $0.31 per share, for the first quarter, compared to $16.7 million, or $0.36 per share, a year ago and $33.0 million, or $0.71 per share, last quarter.

The U.S. GAAP trailing twelve-month compensation ratio of 62.4% compares to 65.3% for the same period in 2013 and 63.5% for the twelve months ended December 31, 2013. The U.S. GAAP compensation ratio for the three months ended March 31, 2014, March 31, 2013 and December 31, 2013 was 61.3%, 66.8% and 61.3%, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 59.1%, compared to 59.2% for the same period in 2013 and 59.2% for the twelve months ended December 31, 2013. The Adjusted Pro Forma compensation ratio for the current quarter was 59.2%, compared to 59.8% and 59.0% for the quarters ended March 31, 2013 and December 31, 2013, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our results in the first quarter were affected by the delay in the closing of meaningful transactions and the seasonality that we have experienced in previous first quarters. While our advisory business grew only modestly compared to the first quarter of last year, our risked and unrisked backlogs are at record levels, causing us to be optimistic about the continued momentum of our business in the coming quarters. Our equities business continued to grow market share in secondary trading but reported lower overall revenues due to a decline in underwriting revenue as markets became unsettled late in the quarter. And our investment management business increased both the level of assets under management and its contribution to our earnings,” said Ralph Schlosstein, President and Chief Executive Officer. “We continue to be pleased with the overall momentum of our business. The pipeline for advisory and underwriting assignments grew throughout the quarter and now is at record levels. Our early stage businesses performed well, with both Private Funds and Wealth Management reporting the best quarters in their history. We are actively recruiting new talent, both in the U.S. and globally. And we returned $71.9 million to our shareholders, including repurchasing 1.1 million shares of stock.”

“It’s evident that the M&A environment is becoming healthier,” said Roger Altman, Executive Chairman. “And, we are confident of our ability to gain market share as this improvement continues.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
	(dollars in thousands)
Net Revenues	$149,113	$218,672	$152,631	(32%)	(2%)
Operating Income	$20,714	$43,876	$16,250	(53%)	27%
Net Income from Continuing Operations	$13,392	$23,395	$9,271	(43%)	44%
Diluted Earnings Per Share from Continuing Operations	$0.25	$0.42	$0.17	(40%)	47%
Compensation Ratio	61.3%	61.3%	66.8%
Operating Margin	13.9%	20.1%	10.6%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
	(dollars in thousands)
Net Revenues	$148,958	$214,559	$152,935	(31%)	(3%)
Operating Income	$26,388	$53,156	$29,673	(50%)	(11%)
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$14,726	$33,041	$16,705	(55%)	(12%)
Diluted Earnings Per Share from Continuing Operations	$0.31	$0.71	$0.36	(56%)	(14%)
Compensation Ratio	59.2%	59.0%	59.8%
Operating Margin	17.7%	24.8%	19.4%

The U.S. GAAP and Adjusted Pro Forma results present the continuing operations of the Company, which exclude amounts related to Evercore Pan-Asset Capital Management (“Pan”), whose operations were discontinued during the fourth quarter of 2013. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-10 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-10 in Annex I.

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$128,504	$187,994	$131,383	(32%)	(2%)
Other Revenue, net	(653)	4,945	213	NM	NM

Net Revenues	127,851	192,939	131,596	(34%)	(3%)

Expenses:
Employee Compensation and Benefits	78,757	121,055	87,869	(35%)	(10%)
Non-compensation Costs	29,989	32,941	27,052	(9%)	11%

Total Expenses	108,746	153,996	114,921	(29%)	(5%)

Operating Income	$19,105	$38,943	$16,675	(51%)	15%

Compensation Ratio	61.6%	62.7%	66.8%
Operating Margin	14.9%	20.2%	12.7%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$125,667	$184,828	$129,081	(32%)	(3%)
Other Revenue, net	532	526	1,301	1%	(59%)

Net Revenues	126,199	185,354	130,382	(32%)	(3%)

Expenses:
Employee Compensation and Benefits	75,543	114,053	78,014	(34%)	(3%)
Non-compensation Costs	27,462	27,329	24,580	—%	12%

Total Expenses	103,005	141,382	102,594	(27%)	—%

Operating Income	$23,194	$43,972	$27,788	(47%)	(17%)

Compensation Ratio	59.9%	61.5%	59.8%
Operating Margin	18.4%	23.7%	21.3%

For the first quarter, Evercore’s Investment Banking segment reported Net Revenues of $126.2 million, which represents a decrease of 3% year-over-year and 32% sequentially. Operating Income of $23.2 million decreased 17% from the first quarter of last year and 47% sequentially. Operating Margins were 18.4% in comparison to 21.3% for the first quarter of last year and 23.7% for the fourth quarter of last year.

Revenues

During the quarter, Investment Banking earned advisory fees from 116 clients (vs. 115 in Q1 2013 and 182 in Q4 2013) and fees in excess of $1 million from 32 transactions (vs. 26 in Q1 2013 and 51 in Q4 2013).

The Institutional Equities business contributed revenues of $9.9 million in the quarter, down 21% in comparison to the fourth quarter, reflecting lower levels of activity in both the primary and secondary markets during the quarter, and down 14% from the first quarter of 2013, reflecting weaker underwriting results.

Expenses

Compensation costs were $75.5 million for the first quarter, a decrease of 3% year-over-year and 34% sequentially. The trailing twelve-month compensation ratio was 60.4%, up from 59.1% a year ago and flat from the previous quarter. Evercore’s Investment Banking compensation ratio was 59.9% for the first quarter, versus the compensation ratio reported for the three months ended March 31, 2013 and December 31, 2013 of 59.8% and 61.5%, respectively.

Non-compensation costs for the current quarter were $27.5 million, up 12% from the same period last year and flat sequentially. The increase in costs versus the prior year reflects the addition of personnel within the business. The ratio of non-compensation costs to net revenue for the current quarter was 21.8%, compared to 18.9% in the same quarter last year and 14.7% in the previous quarter.

Expenses in the Institutional Equities business were $11.2 million for the first quarter, a decrease of 8% from the previous quarter.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$21,915	$24,995	$21,437	(12%)	—%
Other Revenue, net	(653)	738	(402)	NM	(62%)

Net Revenues	21,262	25,733	21,035	(17%)	1%

Expenses:
Employee Compensation and Benefits	12,635	13,025	14,140	(3%)	(11%)
Non-compensation Costs	7,018	7,605	7,320	(8%)	(4%)
Special Charges	—	170	—	NM	NM

Total Expenses	19,653	20,800	21,460	(6%)	(8%)

Operating Income (Loss)	$1,609	$4,933	$(425)	(67%)	NM

Compensation Ratio	59.4%	50.6%	67.2%
Operating Margin	7.6%	19.2%	(2.0%)

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$22,460	$28,916	$22,036	(22%)	2%
Other Revenue, net	299	289	517	3%	(42%)

Net Revenues	22,759	29,205	22,553	(22%)	1%

Expenses:
Employee Compensation and Benefits	12,635	12,509	13,472	1%	(6%)
Non-compensation Costs	6,930	7,512	7,196	(8%)	(4%)

Total Expenses	19,565	20,021	20,668	(2%)	(5%)

Operating Income	$3,194	$9,184	$1,885	(65%)	69%

Compensation Ratio	55.5%	42.8%	59.7%
Operating Margin	14.0%	31.4%	8.4%

Assets Under Management (in millions) (1)	$13,880	$13,633	$12,673	2%	10%

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the first quarter, Investment Management reported Net Revenues and Operating Income of $22.8 million and $3.2 million, respectively. Investment Management reported a first quarter Operating Margin of 14.0%. As of March 31, 2014, Investment Management reported $13.9 billion of AUM, an increase of 2% from December 31, 2013.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2013	March 31, 2013
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$7,167	$7,059	$6,549	2%	9%
Institutional Asset Management (1)	11,135	11,671	10,373	(5%)	7%
Private Equity	2,025	2,347	2,191	(14%)	(8%)

Total Investment Advisory and Management Fees	20,327	21,077	19,113	(4%)	6%

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,643	1,060	1,805	55%	(9%)
Private Equity (2)	(61)	3,232	477	NM	NM

Total Realized and Unrealized Gains	1,582	4,292	2,282	(63%)	(31%)

Equity in Earnings of Affiliates (3)	551	3,547	641	(84%)	(14%)

Investment Management Revenues	$22,460	$28,916	$22,036	(22%)	2%

(1)	Management fees from Institutional Asset Management were $11.1 million, $11.7 million and $10.4 million for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Realized and Unrealized Gains from Private Equity were $2.8 million for the three months ended December 31, 2013, on a U.S. GAAP basis, including the write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(3)	Equity in G5 | Evercore - Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $20.3 million for the quarter ended March 31, 2014 increased compared to the same period a year ago, driven primarily by higher fees in Wealth Management and Institutional Asset Management.

Realized and Unrealized Gains of $1.6 million in the quarter decreased relative to the prior year; the change relative to the prior period was driven principally by Private Equity losses.

Equity in Earnings of Affiliates of $0.6 million in the quarter decreased relative to the prior year and the prior quarter principally as a result of lower income earned in the first quarter of 2014 by G5 | Evercore.

Expenses

Investment Management’s first quarter expenses were $19.6 million, down 5% compared to the first quarter of 2013 and 2% compared to the previous quarter.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three months ended March 31, 2014 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with the Lexicon acquisition and certain business acquisition-related charges. In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three months ended March 31, 2013 and December 31, 2013, are included in Annex I, pages A-2 to A-10.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses primarily range from 51% to 80%. For the periods ended March 31, 2014, December 31, 2013 and March 31, 2013 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(dollars in thousands)
Segment
Investment Banking (1)	$(864)	$(634)	$395
Investment Management (1)	1,417	(312)	53

Total	$553	$(946)	$448

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions, and allocations for discontinued operations, which we excluded from the Adjusted Pro Forma results.

We have committed to increase our ownership of the Wealth Management business from 51% to 61.5% in the second quarter of 2014.

Income Taxes

For the three months ended March 31, 2014, Evercore’s Adjusted Pro Forma effective tax rate was 37.0%, compared to 38.0% for the three months ended March 31, 2013.

For the three months ended March 31, 2014, Evercore’s U.S. GAAP effective tax rate was approximately 36.1%, compared to 45.5% for the three months ended March 31, 2013. The effective tax rate for U.S. GAAP purposes for 2014 reflects significant adjustments relating to the tax treatment of non-controlling interest associated with Evercore LP Units, state, local and foreign taxes, and other adjustments. In addition, for 2013, the effective tax rate for U.S. GAAP reflects the tax treatment of compensation transactions related to the vesting of Evercore LP Units, which were fully vested as of December 31, 2013.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $166.7 million at March 31, 2014. Current assets exceed current liabilities by $250.6 million at March 31, 2014. Amounts due related to the Long-Term Notes Payable were $103.7 million at March 31, 2014.

Capital Transactions

On April 21, 2014, the Board of Directors of Evercore declared a quarterly dividend of $0.25 per share to be paid on June 13, 2014 to common stockholders of record on May 30, 2014.

During the three months ended March 31, 2014 the Company repurchased approximately 1,150,000 shares at an average cost per share of $53.83.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 23, 2014, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 27359295. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 27359295. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 21 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013

Revenues
Investment Banking Revenue	$128,504	$131,383
Investment Management Revenue	21,915	21,437
Other Revenue	2,069	3,104

Total Revenues	152,488	155,924
Interest Expense (1)	3,375	3,293

Net Revenues	149,113	152,631

Expenses
Employee Compensation and Benefits	91,392	102,009
Occupancy and Equipment Rental	9,484	8,737
Professional Fees	8,511	7,845
Travel and Related Expenses	7,384	7,178
Communications and Information Services	3,373	3,419
Depreciation and Amortization	3,821	3,557
Acquisition and Transition Costs	100	58
Other Operating Expenses	4,334	3,578

Total Expenses	128,399	136,381

Income Before Income from Equity Method Investments and Income Taxes	20,714	16,250
Income from Equity Method Investments	241	756

Income Before Income Taxes	20,955	17,006
Provision for Income Taxes	7,563	7,735

Net Income from Continuing Operations	13,392	9,271

Discontinued Operations
Income (Loss) from Discontinued Operations	—	(1,306)
Provision (Benefit) for Income Taxes	—	(413)

Net Income (Loss) from Discontinued Operations	—	(893)

Net Income	13,392	8,378
Net Income Attributable to Noncontrolling Interest	2,824	2,409

Net Income Attributable to Evercore Partners Inc.	$10,568	$5,969

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders
From Continuing Operations	$10,568	$6,457
From Discontinued Operations	—	(509)

Net Income Attributable to Evercore Partners Inc.	$10,568	$5,948

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	34,667	31,861
Diluted	41,698	37,733

Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.30	$0.20
From Discontinued Operations	—	(0.01)

Net Income Attributable to Evercore Partners Inc.	$0.30	$0.19

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.25	$0.17
From Discontinued Operations	—	(0.01)

Net Income Attributable to Evercore Partners Inc.	$0.25	$0.16

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which primarily vested over a five-year period ending December 31, 2013. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses primarily related to the write-off of intangible assets during the fourth quarter of 2013 associated with the acquisition of Morse Williams.

d.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

3.	Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.

Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

5.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

6.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

7.	Presentation of Income (Loss) from Equity Method Investment in Pan. The Adjusted Pro Forma results from continuing operations exclude the income (loss) from our equity method investment in Pan. The Company’s Management believes this to be a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net Revenues - U.S. GAAP (a)	$149,113	$218,672	$152,631
Client Related Expenses (1)	(2,533)	(5,623)	(2,514)
Income from Equity Method Investments (2)	241	5,993	756
Interest Expense on Long-term Debt (3)	2,137	2,037	2,007
Equity Method Investment in Pan (4)	—	—	55
General Partnership Investments (5)	—	385	—
Adjustment to Tax Receivable Agreement Liability (10)	—	(6,905)	—

Net Revenues - Adjusted Pro Forma (a)	$148,958	$214,559	$152,935

Compensation Expense - U.S. GAAP (a)	$91,392	$134,080	$102,009
Amortization of LP Units and Certain Other Awards (6)	—	(4,820)	(5,577)
Acquisition Related Compensation Charges (7)	(3,214)	(2,698)	(4,946)

Compensation Expense - Adjusted Pro Forma (a)	$88,178	$126,562	$91,486

Operating Income - U.S. GAAP (a)	$20,714	$43,876	$16,250
Income from Equity Method Investments (2)	241	5,993	756

Pre-Tax Income - U.S. GAAP (a)	20,955	49,869	17,006
Equity Method Investment in Pan (4)	—	—	55
General Partnership Investments (5)	—	385	—
Amortization of LP Units and Certain Other Awards (6)	—	4,820	5,577
Acquisition Related Compensation Charges (7)	3,214	2,698	4,946
Special Charges (8)	—	170	—
Intangible Asset Amortization (9a)	82	82	82
Adjustment to Tax Receivable Agreement Liability (10)	—	(6,905)	—

Pre-Tax Income - Adjusted Pro Forma (a)	24,251	51,119	27,666
Interest Expense on Long-term Debt (3)	2,137	2,037	2,007

Operating Income - Adjusted Pro Forma (a)	$26,388	$53,156	$29,673

Provision for Income Taxes - U.S. GAAP (a)	$7,563	$26,474	$7,735
Income Taxes (10)	1,409	(7,450)	2,778

Provision for Income Taxes - Adjusted Pro Forma (a)	$8,972	$19,024	$10,513

Net Income from Continuing Operations - U.S. GAAP (a)	$13,392	$23,395	$9,271
Net Income Attributable to Noncontrolling Interest (a)	(2,824)	(6,481)	(2,793)
Equity Method Investment in Pan (4)	—	—	55
General Partnership Investments (5)	—	385	—
Amortization of LP Units and Certain Other Awards (6)	—	4,820	5,577
Acquisition Related Compensation Charges (7)	3,214	2,698	4,946
Special Charges (8)	—	170	—
Intangible Asset Amortization (9a)	82	82	82
Adjustment to Tax Receivable Agreement Liability / Income Taxes (10)	(1,409)	545	(2,778)
Noncontrolling Interest (11)	2,271	7,427	2,345

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - Adjusted Pro Forma (a)	$14,726	$33,041	$16,705

Diluted Shares Outstanding - U.S. GAAP	41,698	40,295	37,733
Vested Partnership Units (12a)	5,085	4,569	6,021
Unvested Partnership Units (12a)	—	1,426	1,441
Unvested Restricted Stock Units - Event Based (12a)	12	12	12
Acquisition Related Share Issuance (12b)	363	384	708

Diluted Shares Outstanding - Adjusted Pro Forma	47,158	46,686	45,915

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations - U.S. GAAP (c)	$0.25	$0.42	$0.17
Diluted Earnings Per Share from Continuing Operations - Adjusted Pro Forma (c)	$0.31	$0.71	$0.36

Compensation Ratio - U.S. GAAP	61.3%	61.3%	66.8%
Compensation Ratio - Adjusted Pro Forma	59.2%	59.0%	59.8%

Operating Margin - U.S. GAAP	13.9%	20.1%	10.6%
Operating Margin - Adjusted Pro Forma	17.7%	24.8%	19.4%

Effective Tax Rate - U.S. GAAP	36.1%	53.1%	45.5%
Effective Tax Rate - Adjusted Pro Forma	37.0%	37.2%	38.0%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $5 and $21 of accretion for the three months ended December 31, 2013 and March 31, 2013, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net Revenues - U.S. GAAP	$761,910	$765,428	$692,206
Client Related Expenses (1)	(15,318)	(15,299)	(17,146)
Income from Equity Method Investments (2)	7,811	8,326	3,223
Interest Expense on Long-term Debt (3)	8,218	8,088	7,988
Equity Method Investment in Pan (4)	—	55	277
General Partnership Investments (5)	385	385	—
Adjustment to Tax Receivable Agreement Liability (10)	(6,905)	(6,905)	—

Net Revenues - Adjusted Pro Forma	$756,101	$760,078	$686,548

Compensation Expense - U.S. GAAP	$475,177	$485,794	$451,697
Amortization of LP Units and Certain Other Awards (6)	(14,449)	(20,026)	(21,643)
Acquisition Related Compensation Charges (7)	(14,191)	(15,923)	(23,464)

Compensation Expense - Adjusted Pro Forma	$446,537	$449,845	$406,590

Compensation Ratio - U.S. GAAP (a)	62.4%	63.5%	65.3%
Compensation Ratio - Adjusted Pro Forma (a)	59.1%	59.2%	59.2%

	Investment Banking
	Twelve Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net Revenues - U.S. GAAP	$667,040	$670,785	$613,030
Client Related Expenses (1)	(15,282)	(15,227)	(16,720)
Income from Equity Method Investments (2)	2,426	2,906	800
Interest Expense on Long-term Debt (3)	4,483	4,386	4,330
Adjustment to Tax Receivable Agreement Liability (10)	(5,524)	(5,524)	—

Net Revenues - Adjusted Pro Forma	$653,143	$657,326	$601,440

Compensation Expense - U.S. GAAP	$421,402	$430,514	$397,990
Amortization of LP Units and Certain Other Awards (6)	(12,908)	(17,817)	(19,151)
Acquisition Related Compensation Charges (7)	(14,191)	(15,923)	(23,464)

Compensation Expense - Adjusted Pro Forma	$394,303	$396,774	$355,375

Compensation Ratio - U.S. GAAP (a)	63.2%	64.2%	64.9%
Compensation Ratio - Adjusted Pro Forma (a)	60.4%	60.4%	59.1%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$128,504	$(2,837	) (1)(2)	$125,667
Other Revenue, net	(653)	1,185	(3)	532

Net Revenues	127,851	(1,652)		126,199

Expenses:
Employee Compensation and Benefits	78,757	(3,214	) (7)	75,543
Non-compensation Costs	29,989	(2,527	) (9)	27,462

Total Expenses	108,746	(5,741)		103,005

Operating Income (a)	$19,105	$4,089		$23,194

Compensation Ratio (b)	61.6%			59.9%
Operating Margin (b)	14.9%			18.4%

	Investment Management Segment
	Three Months Ended March 31, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$21,915	$545	(1)(2)	$22,460
Other Revenue, net	(653)	952	(3)	299

Net Revenues	21,262	1,497		22,759

Expenses:
Employee Compensation and Benefits	12,635	—		12,635
Non-compensation Costs	7,018	(88	) (9)	6,930

Total Expenses	19,653	(88)		19,565

Operating Income (a)	$1,609	$1,585		$3,194

Compensation Ratio (b)	59.4%			55.5%
Operating Margin (b)	7.6%			14.0%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$187,994	$(3,166	) (1)(2)	$184,828
Other Revenue, net	4,945	(4,419	) (3)(10)	526

Net Revenues	192,939	(7,585)		185,354

Expenses:
Employee Compensation and Benefits	121,055	(7,002	) (6)(7)	114,053
Non-compensation Costs	32,941	(5,612	) (6)(9)	27,329

Total Expenses	153,996	(12,614)		141,382

Operating Income (a)	$38,943	$5,029		$43,972

Compensation Ratio (b)	62.7%			61.5%
Operating Margin (b)	20.2%			23.7%

	Investment Management Segment
	Three Months Ended December 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,995	$3,921	(1)(2)(5)	$28,916
Other Revenue, net	738	(449	) (3)(10)	289

Net Revenues	25,733	3,472		29,205

Expenses:
Employee Compensation and Benefits	13,025	(516	) (6)	12,509
Non-compensation Costs	7,605	(93	) (9)	7,512
Special Charges	170	(170	) (8)	—

Total Expenses	20,800	(779)		20,021

Operating Income (a)	$4,933	$4,251		$9,184

Compensation Ratio (b)	50.6%			42.8%
Operating Margin (b)	19.2%			31.4%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$131,383	$(2,302	) (1)(2)	$129,081
Other Revenue, net	213	1,088	(3)	1,301

Net Revenues	131,596	(1,214)		130,382

Expenses:
Employee Compensation and Benefits	87,869	(9,855	) (6)(7)	78,014
Non-compensation Costs	27,052	(2,472	) (6)(9)	24,580

Total Expenses	114,921	(12,327)		102,594

Operating Income (a)	$16,675	$11,113		$27,788

Compensation Ratio (b)	66.8%			59.8%
Operating Margin (b)	12.7%			21.3%

	Investment Management Segment
	Three Months Ended March 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$21,437	$599	(1)(2)(4)	$22,036
Other Revenue, net	(402)	919	(3)	517

Net Revenues	21,035	1,518		22,553

Expenses:
Employee Compensation and Benefits	14,140	(668	) (6)	13,472
Non-compensation Costs	7,320	(124	) (9)	7,196

Total Expenses	21,460	(792)		20,668

Operating Income (Loss) (a)	$(425)	$2,310		$1,885

Compensation Ratio (b)	67.2%			59.7%
Operating Margin (b)	(2.0%)			8.4%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.
(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.
(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	The Adjusted Pro Forma results from continuing operations exclude the Income (Loss) from our equity method investment in Pan.
(5)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(6)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vested over a five-year period ending December 31, 2013, are excluded from the Adjusted Pro Forma presentation.
(7)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.
(8)	Expenses primarily related to the write-off of intangible assets during the fourth quarter of 2013 associated with the acquisition of Morse Williams.
(9)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended March 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,484	$—		$9,484	$7,911	$1,573
Professional Fees	8,511	(754	) (1)	7,757	5,893	1,864
Travel and Related Expenses	7,384	(1,663	) (1)	5,721	5,111	610
Communications and Information Services	3,373	(5	) (1)	3,368	2,976	392
Depreciation and Amortization	3,821	(82	) (9a)	3,739	1,963	1,776
Acquisition and Transition Costs	100	—		100	100	—
Other Operating Expenses	4,334	(111	) (1)	4,223	3,508	715

Total Non-compensation Costs from Continuing Operations	$37,007	$(2,615)		$34,392	$27,462	$6,930

	Three Months Ended December 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,214	$—		$9,214	$7,571	$1,643
Professional Fees	9,397	(1,499	) (1)	7,898	6,009	1,889
Travel and Related Expenses	8,686	(2,385	) (1)	6,301	5,701	600
Communications and Information Services	3,548	(5	) (1)	3,543	3,041	502
Depreciation and Amortization	3,807	(82	) (9a)	3,725	1,910	1,815
Other Operating Expenses	5,894	(1,734	) (1)	4,160	3,097	1,063

Total Non-compensation Costs from Continuing Operations	$40,546	$(5,705)		$34,841	$27,329	$7,512

	Three Months Ended March 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,737	$—		$8,737	$7,088	$1,649
Professional Fees	7,845	(569	) (1)	7,276	5,378	1,898
Travel and Related Expenses	7,178	(1,703	) (1)	5,475	4,899	576
Communications and Information Services	3,419	1	(1)	3,420	2,872	548
Depreciation and Amortization	3,557	(82	) (9a)	3,475	1,686	1,789
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	3,578	(243	) (1)	3,335	2,657	678

Total Non-compensation Costs from Continuing Operations	$34,372	$(2,596)		$31,776	$24,580	$7,196

(9a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.
(10)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 37% for the three months ended March 31, 2014. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(11)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(12a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive.
(12b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.